EXHIBIT 23.2

JONES & HALEY, P.C.
ATTORNEYS AT LAW

750 HAMMOND DRIVE
SUITE 100, BUILDING 12
ATLANTA, GEORGIA 30328

RICHARD W. JONES	www.corplaw.net	Telephone 770-804-0500
Email: jones@corplaw.net		Facsimile 770-804-0509

May 3, 2021

Stark Focus Group, Inc.

Suite 3001, 505 6th Street SW

Calgary AB T2P 1X5

Ladies and Gentlemen:

Re:	Stark Focus Group, Inc. – Post-Effective Amendment No. 1 to Form S-1– SEC File No. 333-237100

Dear Sir or Madam:

                We have acted as counsel for Stark Focus Group, Inc. a Nevada corporation (the “Company”), in connection with the filing of the Company’s Post-Effective Amendment No. 1, relating to the offering of 1,950,830 shares of the Company’s $0.0001 par value common stock.

                We hereby consent to the filing of this Consent as an exhibit to the above referenced registration statement, and further consent to the use of our name under the heading “Interest of Named Experts and Counsel,” therein, and in the prospectus which forms a part thereof.

Sincerely yours,

JONES & HALEY, P.C.

By:	/s/ Richard W. Jones
Richard W. Jones

RWJ:bas